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                                                                    Exhibit 3(c)

                             NORTH SHORE GAS COMPANY

                 Amendments to By-Laws Effective August 10, 2004

Section 2.2 of the By-laws was amended effective August 10, 2004 to add the "Vice Chairman" to the list of those who can call special meetings of the shareholders for any purpose.

Section 2.3 of the By-laws was amended effective August 10, 2004 to add "the Vice Chairman" to the list of those who can determine where and when meetings of shareholders for any other purpose may be held.

Section 2.8 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 2.8. Presiding Officer. The presiding officer of any meeting of the shareholders shall be the Chairman of the Board or, in the case of the absence of the Chairman of the Board, the Vice Chairman, or in the case of the absence of the Vice Chairman, the President.

Section 3.1 and 6.4 of the By-laws were amended effective August 10, 2004 to change "his" to "his or her."

Section 3.3 of the By-laws was amended effective August 10, 2004 to add the "Vice Chairman" to the list of those who may call Special meetings of the Board.

Section 3.5 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 3.5. Presiding Officer. The presiding officer of any meeting of the Board of Directors shall be the Chairman of the Board or, in his or her absence, the Vice Chairman or, in his or her absence, the President or, in his or her absence, any other director elected chairman of the meeting by vote of a majority of the directors present at the meeting.

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Section 4.1 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 4.1. Election of Officers. There shall be elected by the Board of Directors in each year the following officers: a Chairman of the Board; a Vice Chairman; a President; a Chief Financial Officer; such number of Senior Vice Presidents, such number of Vice Presidents and such number of Assistant Vice Presidents as the Board at the time may decide upon; a Secretary; such number of Assistant Secretaries as the Board at the time may decide upon; a Treasurer; and such number of Assistant Treasurers as the Board at the time may decide upon. There may also be elected a General Counsel. There may also be elected such number of Assistant General Counsel and such number of Executive Vice Presidents as the Board at the time may decide upon. Any two or more offices may be held by one person, except that the offices of President and Secretary may not be held by the same person. All officers shall hold their respective offices during the pleasure of the Board.

Section 4.2 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 4.2. Appointment of Officers. The Board of Directors, the Executive Committee, the Chairman of the Board, the Vice Chairman, or the President may from time to time appoint such other officers as may be deemed necessary, including one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and such number of Assistant Controllers, one or more Assistant General Counsel and such other agents and employees of the Company as may be deemed proper. Such officers, agents and employees shall have such authority, perform such duties and receive such compensation as the Board of Directors, the Executive Committee or, in the case of appointments made by the Chairman of the Board, the Vice Chairman, or the President, as the Chairman of the Board, the Vice Chairman, or the President, may from time to time prescribe and determine. The Board of Directors or the Executive Committee may from time to time authorize any officer to appoint and remove agents and employees, to prescribe their powers and duties and to fix their compensation therefor.

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Section 4.4 of the By-laws was added effective August 10, 2004 and reads in its entirety as follows:

      SECTION 4.4. Duties of Vice Chairman. The Vice Chairman of the Board shall have the authority to exercise all of the powers of the Chairman of the Board in case of the Chairman of the Board's absence or disability, may execute all contracts, deeds, assignments, certificates, bonds or other obligations for and on behalf of the Company, and shall have other powers and perform such other duties as may be prescribed for him or her by the Board or be delegated to him or her by the Chairman of the Board.

Section 4.5 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 4.5. Duties of President. Subject to the control and direction of the Chairman of the Board, the Vice Chairman, and to the control of the Board, the President shall have general management of all the business of the Company, and he or she shall have such other powers and perform such other duties as may be prescribed for him or her by the Board or be delegated to him or her by the Chairman of the Board or the Vice Chairman. He or she shall possess the same power as the Chairman of the Board to sign all certificates, contracts and other instruments of the Company. In case of the absence or disability of the President, or in case of his or her death, resignation or removal from office, the powers and duties of the President shall devolve upon the Chairman of the Board or in his or her absence, the Vice Chairman during absence or disability, or until the vacancy in the office of President shall be filled.

Section 4.6 of the By-laws was added effective August 10, 2004 and reads in its entirety as follows:

      SECTION 4.6. Duties of Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Company and shall have general supervision over the financial affairs of the Company and such other powers and duties as are commonly incident to the office of Chief Financial Officer or as may be prescribed by the Board, or be delegated to him or her by the Chairman of the Board, the Vice Chairman, or by the President.

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Section 4.7 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 4.7. Duties of Senior Vice President, Executive Vice President, Vice President, and Assistant Vice President. Each of the Senior Vice Presidents, Executive Vice Presidents, Vice Presidents and Assistant Vice Presidents shall have such powers and duties as may be prescribed for him or her by the Board, or be delegated to him or her by the Chairman of the Board, the Vice Chairman, or by the President. Each of such officers shall possess the same power as the President to sign all certificates, contracts and other instruments of the Company.

Section 4.8 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 4.8. Duties of Secretary. The Secretary shall have the custody and care of the corporate seal, records and minute books of the Company. He or she shall attend the meetings of the Board, and of the shareholders, and duly record and keep the minutes of the proceedings, and file and take charge of all papers and documents belonging to the general files of the Company, and shall have such other powers and duties as are commonly incident to the office of Secretary or as may be prescribed for him or her by the Board, or be delegated to him or her by the Chairman of the Board, the Vice Chairman, or by the President.

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Section 4.9 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 4.9. Duties of Treasurer. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company in such banks, trust companies or safety deposit vaults as the Board may direct. He or she shall have the custody of the stock record books and such other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer, or as shall be placed in his or her custody by the Board, the Chairman of the Board, the Vice Chairman, the President, or any Vice President, and shall have such other powers and duties as are commonly incident to the office of Treasurer, or as may be prescribed for him or her by the Board, or be delegated to him or her by the Chairman of the Board, the Vice Chairman, or by the President.

Section 4.10 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 4.10. Duties of Controller. The Controller shall have control over all accounting records pertaining to moneys, properties, materials and supplies of the Company. He or she shall have charge of the bookkeeping and accounting records and functions, the related accounting information systems and reports and executive supervision of the system of internal accounting controls, and such other powers and duties as are commonly incident to the office of Controller or as may be prescribed by the Board, or be delegated to him or her by the Chairman of the Board, the Vice Chairman, or by the President.

Section 4.11 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 4.11. Duties of General Counsel. The General Counsel shall have full responsibility for all legal advice, counsel and services for the Company and its subsidiaries including employment and retaining of attorneys and law firms as shall in his or her discretion be necessary or desirable and shall have such other powers and shall perform such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board, the Vice Chairman, or the President.

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Section 4.12 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 4.12. Duties of Assistant Secretary, Assistant Treasurer, Assistant Controller and Assistant General Counsel. The Assistant Secretary, Assistant Treasurer and Assistant Controller shall assist the Secretary, Treasurer and Controller, respectively, in the performance of the duties assigned to each and shall for such purpose have the same powers as his or her principal. The Assistant General Counsel shall assist the General Counsel or any counsel providing primary legal services for the Company. Each assistant officer shall also have such other powers and duties as may be prescribed for him or her by the Board, or be delegated to him or her by the Chairman of the Board, the Vice Chairman, or by the President.

Section 5.2 of the By-laws was amended effective August 10, 2004 by removing the first occurrence of the word "such" from the following sentence: "Expenses incurred by such a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future."

Section 6.1 of the By-laws was amended effective August 10, 2004 to add the "Vice Chairman" to the list of those who may sign Certificates of Stock of the Company.

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Section 7.1 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 7.1. Contracts and Other Instruments. All contracts or obligations of the Company shall be in writing and shall be signed either by the Chairman of the Board, the Vice Chairman, the President, any Executive Vice President, any Vice President, the Treasurer, or any other officer of the Company, agent, employee or attorney-in-fact as may be designated by the Board, the Chairman of the Board, the Vice Chairman, or the President pursuant to specific authorizations and, the seal of the Company may be attached thereto, duly attested by the Secretary or an Assistant Secretary, except contracts entered into in the ordinary course of business where the amount involved is less than Five Hundred Thousand Dollars ($500,000), and except contracts for the employment of servants or agents, which contracts so excepted may be entered into by the Chairman of the Board, the Vice Chairman, the President, any Executive Vice President, any Vice President, the Treasurer, or by such officers, agents, employees or attorneys-in-fact as the Chairman of the Board, the Vice Chairman, or the President may designate and authorize. Unless the Board shall otherwise determine and direct, all checks or drafts and all promissory notes shall be signed by two officers of the Company. When prescribed by the Board, bonds, promissory notes, and other obligations of the Company may bear the facsimile signature of the officer who is authorized to sign such instruments and, likewise, may bear the facsimile signature of the Secretary or an Assistant Secretary.

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Section 7.2 of the By-laws was amended effective August 10, 2004 to read in its entirety as follows:

      SECTION 7.2. Voting Stock Owned by Company. Any or all shares of stock owned by the Company in any other corporation, and any or all voting trust certificates owned by the Company calling for or representing shares of stock of any other corporation, may be voted by the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Secretary or the Treasurer, either in person or by written proxy given to any person in the name of the Company at any meeting of the shareholders of such corporation, or at any meeting of voting trust certificate holders, upon any question that may be presented at any such meeting. Any such officer, or anyone so representing him or her by written proxy, may on behalf of the Company waive any notice of any such meeting required by any statute or by-law and consent to the holding of such meeting without notice.

Dated as of: September 29, 2004